SECOND AMENDMENT TO OPERATING AGREEMENT
                       OF RED CANYON AT PALOMINO PARK LLC


     THIS SECOND AMENDMENT TO OPERATING AGREEMENT OF RED CANYON AT PALOMINO PARK LLC (this "Second Amendment") is made as of the 16th day of November, 1998, by and between AL FELD, an individual ("Feld"), and WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation ("WPHC").

                                    RECITALS

     A. Feld and WPHC constitute all of the members (collectively, the "Members") of Red Canyon at Palomino Park LLC, a Colorado limited liability company (the "Company"), which is governed by that certain Operating Agreement of Red Canyon at Palomino Park LLC dated as of April 17, 1996, as amended by that certain First Amendment to Operating Agreement dated May 19, 1997, between Feld and WPHC (collectively, the "Operating Agreement").

     B. The Members now desire to further amend the Operating Agreement as set forth herein.

     C.  Capitalized   terms  not  otherwise   defined  herein  shall  have  the
definitions set forth in the Operating Agreement.

     NOW, THEREFORE, for and in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Feld and WPHC hereby agree follows:

     1. The second sentence of Section 1(bk) of the Operating Agreement, with respect to the definition of Net Operating Income, is hereby amended to read in its entirety as follows:

Notwithstanding the foregoing, in connection with the calculation of the Completion Fee and the Incentive Fee, Net Operating Income shall be determined on an accrual basis for the relevant period with the following additional adjustments: if property taxes do not fully reflect the completion of the Project, then the property taxes shall be increased to the amount of property taxes that would have been assessed had the Project been completed and included in the calculation of the property taxes. With respect to calculating the Completion Fee only, such fully-assessed tax estimate shall be applied on a per-building basis beginning only upon receipt of a certificate of occupancy for each building.

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     2. 7.6 of the Operating  Agreement is hereby  renumbered as Section 7.7 and the following is hereby inserted as a new Section 7.6:

     7.6 Completion Fee. The Company shall pay Feld at Final Closing a fee (the "Completion Fee") equal to 100% of Net Operating Income for the period ending with Substantial Completion, less an amount equal to all interest accrued or paid on the Construction Loan from and after the earlier of (i) the date on which Budgeted Construction Loan Interest is exhausted, or (ii) the Date of Substantial Completion; provided, however, that in no event shall the Completion Fee exceed $500,000.

     3. Headings and Captions. The headings and captions of this Second Amendment are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Second Amendment, the First Amendment, the Operating Agreement, or any provisions thereof.

     4. Full Force and Effect. The Operating Agreement, as specifically amended herein, is hereby ratified by the Members and shall remain in full force and effect.

     5. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one agreement binding on the parties hereto, notwithstanding that all the parties may not have signed the same counterpart. Signature pages from one counterpart may be removed and attached to another counterpart to create one fully-executed document.

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     IN WITNESS  WHEREOF,  the parties  hereto,  being all of the Members of the
Company, have executed this Second Amendment as of the date first written above.


           /s/ Al Feld
           -----------------------------------------
           Al Feld


           WELLSFORD PARK HIGHLANDS CORP., a Colorado corporation

            By: /s/ David M. Strong
                -----------------------------------------
                David M. Strong, Vice President

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